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                                                                    Exhibit 5.1
                      [LETTERHEAD OF ROGERS & WELLS LLP]

                                                                 March 16, 1999

Armstrong World Industries, Inc.
2500 Columbia Avenue
Lancaster, PA 17603

  Re: Registration on Form S-3 of $1,000,000,000 of Debt Securities, Common Stock, Preferred Stock, Warrants and Depositary Shares

Dear Ladies and Gentlemen:

   We are acting as counsel to Armstrong World Industries, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-3 (as the same may be amended and supplemented from time to time, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale by the Company from time to time of up to $1,000,000,000 aggregate amount of the following securities: (i) unsecured debt securities which may be either senior or subordinated debt securities in one or more series (the "Debt Securities"), which, in each case are to be issued under Indentures (each an "Indenture" and together, the "Indentures") entered into between the Company and The First National Bank of Chicago, as trustee thereunder (the "Trustee"); (ii) shares of common stock, par value $1.00 per share (the "Common Stock"), with Preferred Stock Purchase Rights attached to each share of Common Stock (the "Rights"); (iii) shares of the Company's Class A Preferred Stock , no par value per share (the "Preferred Stock"), in one or more series, which may also be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts"); and
(iv) warrants or other rights to purchase Debt Securities, Common Stock or Preferred Stock (the "Warrants"). The Debt Securities, Common Stock, Preferred Stock, Depositary Shares and Warrants are collectively referred to herein as the "Securities." Except as otherwise defined herein, capitalized terms have the meanings provided in the Registration Statement. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus (each, a "Prospectus Supplement").

   We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination of law as we have deemed necessary, and on the assumptions set forth below, we are of the opinion that:

   1. The Debt Securities, when (a) duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the applicable Indenture and issued and sold (x) in accordance with the Registration Statement and applicable Prospectus Supplement or (y) upon exercise of Warrants as contemplated by the Registration Statement and the applicable Prospectus Supplement, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms and entitled to the benefits of the applicable Indenture, subject to (i) the effect of any applicable
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      bankruptcy, insolvency, fraudulent transfers, reorganization, moratorium or similar laws affecting creditors' rights generally and
      (ii) the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

   2. The Common Stock with the attached Rights, when (a) duly issued and sold in accordance with the Registration Statement and the applicable Prospectus Supplement or upon conversion of Debt Securities or Preferred Stock, or upon exercise of Warrants as contemplated by the Registration Statement and the applicable Prospectus Supplement and
      (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine of at least the par value thereof, will be validly issued, fully paid and nonassessable.

   3. The Preferred Stock, when (a) (i) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement or upon conversion of Debt Securities, or upon exercise of Warrants as contemplated by the Registration Statement and the applicable Prospectus Supplement, and (ii) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine or (b) duly issued pursuant to the exchange of validly issued and fully paid Depositary Shares in accordance with the terms of the applicable and valid and binding deposit agreement, will be validly issued, fully paid and non-assessable.

   4. The Warrants, when (a) duly issued and sold in accordance with the Registration Statement and the applicable Prospectus Supplement and the provisions of the applicable and valid and binding warrant agreement, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be validly issued, fully paid and non-assessable.

   5. The Depositary Shares, when (a) duly issued and sold in accordance with the Registration Statement and the applicable Prospectus Supplement, and (b) the Receipts in the form contemplated and authorized by a valid and binding deposit agreement have been duly executed and delivered by the depositary and delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be validly issued and will entitle the holders thereof to the rights specified in the Receipts and such deposit agreement.

   In rendering the foregoing opinions, we have assumed that (i) the definitive terms of each class and series of the Securities not presently provided for in the Registration Statement, the Company's certificate of incorporation or certificate of designations will have been established in accordance with all applicable provisions of law, the Indenture, the Company's certificate of incorporation or certificate of designations and by-laws, and the authorizing resolutions of the Company's Board of Directors, and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by the Company and any other appropriate party, (ii) the interest rate on the Debt Securities will not be higher than the maximum lawful rate permitted from time to time under applicable law, (iii) any

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Securities consisting of Common Stock, Preferred Stock or Depositary Shares,
and any Common Stock, Preferred Stock or Depositary Shares for or into which any other Securities are exercisable, exchangeable or convertible will have been duly authorized and reserved for issuance, (iv) each warrant agreement and deposit agreement will have been duly authorized, executed and delivered by, and will constitute a valid and binding obligation of, each party thereto,
(v) the Indentures will be duly qualified under the Trust Indenture Act of 1939, (vi) the Registration Statement, and any amendments thereto, will have become and at the time of issuance of the Securities will continue to be effective, (vii) a Prospectus Supplement describing each class or series of Securities offered pursuant to the Registration Statement will have been filed with the Commission, (viii) the resolutions authorizing the Company to register, offer, sell, and issue the Securities will remain in effect and unchanged at all times during which the Securities are offered, sold, or issued by the Company and (ix) all Securities will be issued in compliance with applicable federal and state securities laws.

   In rendering the foregoing opinions, we have relied as to certain factual matters upon certificates of officers of the Company, and we have not independently verified the accuracy of the statements contained therein. In rendering the foregoing opinions, our examination of matters of law has been limited to the laws of the State of New York, the Commonwealth of Pennsylvania and the federal laws of the United States of America, as in effect on the date hereof. To the extent that any opinions set forth herein are dependent on the laws of the Commonwealth of Pennsylvania we have relied on the opinion of Douglas S. Brossman, the Senior Attorney of the Company, dated the date hereof. Our opinion, to the extent based upon such reliance, is limited by the qualifications, assumptions and conditions set forth in such opinion in addition to those set forth herein.

   We understand that prior to offering for sale any Securities you will advise us in writing of the terms of such offering and of such Securities, will afford us an opportunity to review the operative documents (including the applicable Prospectus Supplement and any applicable Underwriting Agreement, Warrant Agreement, Deposit Agreement, Indenture or Supplemental Indenture) pursuant to which the Securities are to be offered, sold, and issued, and will file as an exhibit to the Registration Statement such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities or any changes in the Company's capital structure or other pertinent circumstances.

   We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us in the Prospectus under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

                                          Very truly yours,

                                          /s/ Rogers & Wells LLP

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